Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of this 8th day of April, 2022, by and among: (i) 4Front Ventures Corp., a British Columbia corporation (the “Company”); (ii) Island Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”); (iii) Island Global Holdings, Inc., a California corporation (“Island”); and (iv) Navy Capital SR LLC, a Delaware limited liability company, solely in its capacity as the representative of the Island Securityholders (the “Stockholder Representative”). The Company, Merger Sub, Island and the Stockholder Representative are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated March 30, 2022 (the “Agreement”), pursuant to which it is contemplated that Merger Sub will merge with and into Island, with Island being the surviving corporation, in accordance with applicable law and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of the Agreement, the Navy LOC Holders agreed to post the Navy LOC as credit support for certain obligations and liabilities of Island; and

WHEREAS, in order (among other things) to simplify the transaction, the Navy LOC Holders are willing to fully fund the amount the Navy LOC Maximum Principal Amount to Island at Closing on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Parties hereto agree that the Agreement is hereby amended as follows:

1.	Amendments.

(a)               Notwithstanding any provision in the Agreement to the contrary, on the Closing Date, the Working Capital Adjustment Amount shall be deemed to be $0 (and therefore under no circumstances shall there be any adjustment to the Purchase Price or the Estimated Purchase Price based upon the value of the Working Capital Amount).

(b)               Section 1 of the Agreement is hereby amended by replacing the defined terms “Navy LOC”, “Navy LOC Note Holders” and “Navy LOC Securities” with the following respective defined terms:

(i)                 “Navy LOC” means the Navy LOC Holders’ payment at Closing, by wire transfer to Island, of the Navy LOC Maximum Principal Amount.

(ii)              “Navy LOC Note Holders” means the parties who fund the Navy LOC at Closing.

(iii)            “Navy LOC Securities” means (x) 500,000 Merger Warrants, (y) Subordinate Voting Shares with an aggregate value (based upon the VWAP on the Closing Date) equal to the Equity Ratio multiplied by the Navy LOC Consideration Amount, and (z) Merger Notes with an aggregate initial principal amount equal to the Debt Ratio multiplied by the Navy LOC Consideration Amount.

(c)               Section 3(h) of the Agreement is hereby amended and restated in its entirety as follows:

(i)                 Navy LOC. The Parties acknowledge and agree that, at the Closing, (i) the Purchase Price will be reduced by the Navy LOC Consideration Amount and (ii) contingent upon the Navy LOC Note Holders funding the Navy LOC, the Company shall issue the Navy LOC Securities to the Navy LOC Note Holders on a pro rata basis (in accordance with their respective funding of the Navy LOC).

(d)               Exhibit C to the Agreement is hereby replaced in its entirety with the words “Intentionally Omitted.”

(e)               Section 6(b) of the Agreement is hereby amended to insert the following as Section 6(b)(x):

(i)                 “The Navy LOC Note Holders shall have paid to Island by wire transfer the Navy LOC Maximum Principal Amount and Island shall have provided evidence of receipt thereof to the Company.”

2.	Modifications. Except as expressly set forth herein, the agreements, covenants and amendments contained in this Amendment shall not constitute any amendment or waiver of any term or condition of the Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.
3.	Incorporation by Reference. The terms of Section 11 (including, without limitation, Section 11(j) (“Governing Law”) and Section 11(l) (“Counterparts”)) of the Agreement are hereby incorporated herein by reference as applicable hereto, mutatis mutandis, as applicable to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“COMPANY”

4Front Ventures Corp.,

a British Columbia corporation

By: /s/ Leonid Gontmaker
Name: Leonid Gontmakher

Its: Chief Executive Officer

“MERGER SUB”

Island Merger Sub, Inc.,

a Delaware corporation

By: /s/ Leonid Gontmaker
Name: Leonid Gontmakher

Its: President

“ISLAND”

Island Global Holdings, Inc.,

a California corporation

By: /s/ Raymond Landgraf
Name: Raymond Landgraf

Its: President

“STOCKHOLDER REPRESENTATIVE”

Navy Capital SR LLC,

a Delaware limited liability company

By: /s/ Kevin McLaughlin
Name: Kevin McLaughlin

Its: CFO, Navy Capital Green Management, LLC, its Member

[Signature Page to First Amendment to Agreement and Plan of Merger]